SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Clinical Trials of the Americas, Inc.
(Exact Name of Small Business Issuer in its Charter)

NEVADA
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

210 Walford Way
Cary, North Carolina 27519
(919) 414-1458
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Placeof Business)

John Cline
210 Walford Way Cary, North Carolina 27519
 (919) 414-1458
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	1,437,500	$.10	$143,750	$4.41

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY  2 , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

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CLINICAL TRIALS OF THE AMERICAS,  INC.
 1,437,500 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,437,500 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January 7, 2008

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ABOUT OUR COMPANY

Clinical Trials of the Americas, Inc. was incorporated in August 2007 in Nevada.   We were incorporated in Nevadain August 2007 to conduct clinical trials for pharmaceutical in dedicated site throughout the Americas. Initially, we intend to introduce our services in Central America. This is being done primarily because the costs of drug development are significantly lower and the clinical quality is that of the US

We will sell our services to Pharmaceutical, Biotech and medical Device companies that are primarily US based.  We are establishing business relationships with preferred Clinical Research Organization’s (“CRO’s”) who will source, package and our services to their clients.  Many pharmaceutical companies prefer large global companies that can provide a one-stop shop approach.  Since what we do is only a sub segment of the client’s total needs we will be a subcontractor should those CRO’s find opportunities where our services can be of benefit to their clients.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (August 14, 2007) through September 30, 2007 are derived from our audited financial statements.

From Inception- August 14, 2007 through September 30, 2007
STATEMENT OF OPERATIONS

Revenues	-
Total Operating Expenses	12,300
Net Loss	(12,300)

As of September 30, 2007
BALANCE SHEET DATA

Cash	39,100
Total Assets	39,100
Total Liabilities	11,100
Stockholders’ Equity	28,000

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WHERE YOU CAN FIND US

Our principal office is located at 210 Walford Way, Cary, NC 27519. This location is the home of our president, John Cline, who supplies this office space to us rent free. Our telephone number is 919-414-1458.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevadain August 2007. With the exception of $39,100 in cash, we have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception  (August 14, 2007) to September 30, 2007, we have incurred a net loss of $12,300, and an accumulated deficit of $12,300. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of an upgrade of our business model.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHN CLINE AND IKE BEVERLY CLINE, OUR ONLY OFFICERS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of John Cline and Beverly Cline our only officers. We currently do not have an employment agreement with either Mr. Cline or Ms. Cline. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

WE ARE OPERATING IN A HIGHLY COMPETITIVE MARKET AND WE ARE UNSURE AS TO WHETHER OR NOT THERE WILL BE ANY CONSUMER DEMAND FOR OUR PRODUCTS.

Some of our competitors are much larger and better capitalized than we are. It may be that our competitors will better address the same market opportunities that we are addressing. These competitors, either alone or with collaborative partners, may succeed in developing business models that are more effective or have greater market success than our own. The Company is especially susceptible to larger companies that invest more money in marketing. Moreover, the market for our products is large but highly competitive.  There is little or no hard data that substantiates the demand for our services or how this demand will be segmented over time. We will be subject to delays and or order cancellation due to factors outside of the company’s control. This includes FDA delays.

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WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Projected revenues and proceeds may not be sufficient to meet our operating costs over a longer term, particularly in the event that the business ramps up more quickly than anticipated. As a result it is possible that we will need to raise additional capital. We may not be able to raise sufficient cash to continue to finance our operations or to achieve our market objectives. We do not know the form of equity or debt that may be used to obtain this capital, or the exact amount that may be needed, at this time.  We cannot assure you that our shareholders will not be diluted by investment of such capital, or the extent of the dilution.  We also cannot assure you that securities issued in exchange for such capital will not be sold on terms more favorable than those of the Shares sold to you.  The availability of such funding is subject to credit, economic, market and legal constraints. We cannot guarantee you that any additional financing can be obtained.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against the Company, the possibility exists that a claim of some kind may be made in the future. While we will work to insure high product quality and accuracy in all marketing and labeling, no assurance can be given that some claims for damages will not arise. While we plan to properly insure ourselves with standard product liability insurance, there can be no assurance that this insurance will be adequate to cover litigation expenses and any awards to plaintiffs.

THE ABILITY TO SUCCESSFULLY DEPLOY OUR BUSINESS MODEL IS HEAVILY DEPENDENT UPON UNITED STATES’, SOUTH AMERICAN, AND CENTRAL AMERICAN ECONOMIC CONDITIONS.

The ability to successfully deploy our business model is heavily dependent upon the general state of the US, South American, and Central economy. We cannot assure you that favorable conditions will exist in the future. A general economic recession in these areas or significant decrease in drug development activity could have a serious adverse economic impact on us and our ability to obtain funding and generate projected revenues.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

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DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in October 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,437,500 shares of our common stock held by 38 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in October 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 7, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Riccardo L Zimmerman	50,000	50,000	0	0
Betty L. Weber	50,000	50,000	0	0
Jill R. Winget	50,000	50,000	0	0
James K. Winget	50,000	50,000	0	0
William Wilkes	50,000	50,000	0	0
JoEllen H. Wilkes	50,000	50,000	0	0
Valerie S. L. Williams	50,000	50,000	0	0
Michael S. Williams	50,000	50,000	0	0
Lynda Sutton	50,000	50,000	0	0
Ellen M. Snyder	5,000	5,000	0	0
Denis M. Snyder	5,000	5,000	0	0
William Hudson Smelcer	50,000	50,000	0	0
Fred A. Salamy	30,000	30,000	0	0
Barbara A. Salamy	30,000	30,000	0	0
Irv Pyun	5,000	5,000	0	0
Diane Pyun	5,000	5,000	0	0
Elizabeth H. Mays	50,000	50,000	0	0
Daniel E. Mays Jr	50,000	50,000	0	0
Daniel Buckingham Mays	50,000	50,000	0	0
Tate C. Johnson	5,000	5,000	0	0
James A. Johnson	50,000	50,000	0	0
Diane T. Johnson	50,000	50,000	0	0
W. Paul Holbrook	50,000	50,000	0	0
Barbara K. Holbrook	50,000	50,000	0	0
Linda Hiatt	2,500	2,500	0	0
Robbie Hardy	5,000	5,000	0	0
James R. Hanlin	50,000	50,000	0	0
Douglas Gignac	50,000	50,000	0	0
Michael L. Dunn	20,000	20,000	0	0
Dina C. Dunn	20,000	20,000	0	0
Nina S. Cline	50,000	50,000	0	0
Michael K. Cline	5,000	5,000	0	0
John G. Cline	50,000	50,000	0	0
Allen Cato	50,000	50,000	0	0
Tammy P. Campbell	50,000	50,000	0	0
David M. Campbell	50,000	50,000	0	0
Cynthia Burdette	50,000	50,000	0	0
Brian A. Burdette	50,000	50,000	0	0

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

-	Are broker-dealers or affiliated with broker-dealers.

Mr. Cline and Ms. Cline are personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement.

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PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of January 7, 2008 are as follows:

NAME	AGE	POSITION

John Cline	50	President, and Director
Beverly W. Cline	50	Secretary and Director

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Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

John Cline, 50, President.  Mr. Cline has been president, chief executive officer and a member of Etrials' board of directors since March 2000. Mr. Cline was the Vice President of Sales and Marketing of MiniDoc AB, a publicly held Swedish corporation, from September 1997 until December 1999, when he founded and became the president, chief executive officer and a member of the Board of Directors of Expidata, Inc., which was acquired by Etrials in March 2000. Mr. Cline received his BA degree from the University of Georgia

Beverly W. Cline, 50, Secretary.  Beverly W. Cline was a cofounder of Exipidata, which through numerous transactions became Etrials worldwide a NASDAQ Global Market company. Mrs. Cline was instrumental in the planning, developing and execution of the company’s early business plan. She is also active in various investments and business ventures. She holds a Bachelor of Science degree from West Virginia University.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of  January 7, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	John Cline 210 Walford Way Cary, NC 27519	2,500,000	38.83%

Common Stock	Beverly W. Cline P.O. Box 250 Middlesex, NC 27557	2,500,000	38.83%

(1)	The percent of class is based 6,437,500 shares of our common stock issued and outstanding as of January 7, 2008.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of January 7, 2008, 6,437,500 shares of common stock are issued and outstanding and held by 40 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

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Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of  1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in August 2007 in the State of Nevada and 2,500,000 shares each of common stock were issued to John Cline and Beverly Cline.

DESCRIPTION OF BUSINESS

Clinical Trials of the Americas, Inc. was incorporated in Nevada in August 2007 provide clinical trial investigator services to pharmaceutical companies throughout the Americas. Our principal executive office location and mailing address is 210 Walford Way Cary, NC 27519.  Our telephone number is 919-414-1458.  Our fiscal year end is September 30.

We were incorporated in Nevada in August 2007 to conduct clinical trials for pharmaceutical in dedicated site throughout the Americas. Initially, we intend to introduce our services in Central America. This is being done primarily because the costs of drug development are significantly lower and the clinical quality is that of the US.  The Company will sell its services to Pharmaceutical, Biotech and medical Device companies that are primarily US based.

We are establishing business relationships with preferred CRO’s who will source, package and our services to their clients. May pharmaceutical companies prefer large global companies that can provide a one-stop shop approach. Since what we do is only a sub segment of the clients total needs we will be a subcontractor should those CRO’s find opportunities where our services can be of benefit to their clients.

Currently, we lack sufficient capital to take advantage of opportunities to implement our business model. Proceeds from this private placement will fund our initial go-to-market strategy, which focuses on securing contracts with Pharmaceutical, biotech, medical device and CRO’s in key markets throughout the United States. The information contained herein related to our operations is forward looking.

Services

We will offer high-quality dedicated research services for pharmaceutical companies who are doing clinical trials to gain FDA approval for new drugs or a currently marketed drug that the company is applying to the FDA for a different indication.

One of the key features of the dedicated model is the blending of good business practices with good research practices, efficiency and productivity with scholarship and research discipline.  Physicians and others who own and run these centers are frequently:

•	Transplanted academic faculty,

•	“Key Opinion Leaders” (KOLs are key customers of the pharmaceutical industry who are sought after to provide advice to the industry and medical education to the medical community), and

•	Possess specialized skills and credentials to conduct clinical trials.

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One of the most notable strengths of the dedicated research center model is the singularity of purpose.These centers solely exist to conduct clinical research. There is no accommodation for academic pursuits or medical office practice.  There are no students or patients.  To be successful, dedicated research centers cannot rely on other activities for income.  Our livelihood is made by conducting clinical research alone.

Industry Trends

Trends Affecting the Drug Discovery and Development Industry

We believe that there are four trends that are affecting the drug discovery and development services industry:

1.	Rapid Technological Change and Increased Data

Scientific and technological advancements are rapidly changing the drug discovery and development processes. The technology to understand gene function is dramatically increasing the number of identified potential drug targets within the human body. Pharmaceuticals on the market today have historically targeted no more than an estimated 500 human gene products.  With an estimated 20,000 to 25,000 human protein-coding genes, an enormous number of targets for therapeutic intervention remain untapped.  Tapping these targets will require more state-of-the-art technology and greater expertise.  The more rapidly pharmaceutical research companies adopt advanced technology and expertise, the more rapidly treatment drugs will be introduced to the market.

2.	Government-Sponsored Drug R&D

Government agencies continue to be a significant source of funding for new drug and vaccine research and development.  The total budget of the National Institutes of Health, for the fiscal year 2006 was an estimated $29 billion, representing a near 10% CAGR since 1998. The full year 2007 NIH budget estimate is approximately $29 billion and includes significant appropriations for drug research and development initiatives in the areas of cancer, vaccines, AIDS and chronic diseases such as diabetes.  As a result, drug research and development service providers and contractors, including clinical sites, should continue to benefit from government-sponsored research and development initiatives

3.	Increase in Potential New Drug Candidates

A recent increase in potential new drug candidates has caused a bottleneck in the drug development industry, notably in the early stages of drug development.  A large number of pharmaceutical and biotechnology companies do not have sufficient internal resources to pursue all of the potential new drug candidates in a timely and economical fashion.  The ability of the pharmaceutical and biotechnology companies to find qualified drug discovery and development service companies to assist them in the early stage drug development process will result in a cost-effective, innovative, and rapid means of developing new drugs.

4.	Biotechnology Industry Growth

Over the past decade, the U.S. biotechnology industry has grown rapidly.  This industry is generating significant numbers of new drug candidates that will require development and regulatory approval.  Biotechnology firms do not have the staff nor the expertise to conduct clinical trials on their own, so they rely on outside services.  Continued growth in this industry will have a significant direct impact on growth in the overall clinical trial industry.

Market

Drug Development Process

The drug development process is often an expensive and lengthy process, averaging over nine years or more and costing an estimated half a billion dollars from preclinical studies through FDA approval.

The first stage in the development process is preclinical testing, which averages around 18 months but can take as long as three years to complete.  This stage involves testing on animals to help establish potential in pharmacologic use and boundaries for safe use on testing of human subjects.  If data from the preclinical trials supports testing in human subjects, then the sponsor files an Investigational New Drug (IND) application with the FDA to request permission to begin clinical trials.

Clinical trials can be classified into four phases, although in reality the phases overlap and trials in one phase are often conducted simultaneously with trials in other phases.

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Phase I:First Stage of Testing in Humans
Phase II:Dose-Finding and Safety Studies
Phase III:Expanded Large-Scale Safety and Efficacy Studies
Phase IV: Post-Marketing Studies

PHASE I:

Phase I consists of the evaluation of clinical pharmacology and toxicity.  Highlights of Phase I are:

•	Conducted to establish how a drug is absorbed, distributed, metabolized and eliminated from the body.
•	Conducted to determine the appropriate dose range with regard to safety.
•	Conducted in a limited number of healthy volunteer, typically around 20-80 patients.
•	Usually takes between nine and 18 months to complete.

PHASE II:

Phase II involves the initial evaluation of the trial drug for safety and treatment effect.  Highlights of Phase II are:

•	Conducted in a relatively limited number of patients (between 100 and 300) who have the disease or condition to be treated.
•	Focuses on dose-response, dosing schedule, or other issues related to preliminary safety and efficacy.
•	Usually takes anywhere from one to three years to complete.

If studies show that the new drug is safe and useful, testing may proceed to Phase III trials.

PHASE III:

Phase III studies are used for large scale treatment evaluation, and this phase of a study often produces much of the information eventually used for package labeling and the package insert. Highlights of Phase III are:

•	Conducted in larger (several hundred to several thousand) and more diverse patient groups for whom the drug is ultimately intended.
•	Makes comparisons between the new treatment and standard therapy or placebo.
•	Establishes safety and efficacy features of the drug.
•	Usually takes between two and five years to complete.

PHASE IV:

Phase IV includes post-marketing studies.  Once a drug treatment has been marketed, additional information may be collected by performing Phase IV trials.  These trials may be conducted to provide additional information such as:

•	Testing new doses.
•	Exploring new indicators.
•	Documenting impact on morbidity and mortality.
•	Evaluating patient subgroups (minorities, women, or children)

MARKETING

We will market ourselves through direct contact and sales with pharmaceutical, biotech and medical device companies. We will also market ourselves to CRO’s whom we believe can be a major channel of distribution for the company. Based on the founder’s background we believe that their previous work in the clinical trial area will be an opportunity on which we can capitalize. We will also develop a website, www.clinicaltrialsoftheamericas.com,to help promote sales and reach out to consumers.

We believe our most effective marketing tool will be face-to-face discussions where our business development people can engage in a consultative sales process with their client base. We will focus heavily on this strategy. Our CRO partners are quite comfortable packaging dedicated and non-dedicated clinical research site to meet the needs of their clients. We will be developing sales presentations and collateral material to support this multi level approach.

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PUBLIC RELATIONS

In addition to our direct and channel-focused tactics, we will use traditional public relations to raise awareness and create demand among target customers. Our public relations strategy is designed to build company awareness with a limited cash outlay.

•
Product Kit. We will develop a sales kit that contains information about the Company, its services, key differentiators with our model and contact information. The kit will also include recent press releases, endorsements and awards.

•
Paid Product Placements. Where appropriate, we will pay to have its services mentioned or placed in the print and/or web-based publications of select publications. For example, Advanastar publishes a monthly magazine called R&D Directions.

•
Key Exhibits. Where advantageous, we will enter pay to set up what is typically a 10x10 booth space at key trade shows and conferences. This has proven to be a highly effective manner to meet and qualify clients. This saves the company on travel and time expense. At select conferences it would not unusual to meet with over 100 people over a two-day period.

•
Speaking Engagements. We will actively seek to have our management team present at key conferences as a way to build the clinical credibility of the company. Many of these conferences are looking for speakers either as a keynote speaker or to be part of a panel of experts.

•	Media Relations. We will work to establish relations with key reporters and opinion leaders at trade magazines and newsletters focused on the Americas.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We have not begun operations.

1.	As we raised more than $124,000 in our private placement, we believe we can begin to implement our plan to provide clinical trial services throughout the Americas.

2.
All business functions will be coordinated and managed by the two founders of the Company, including marketing, finance and operations. As we raised at least $124,000 through our private placement, we intend to hire a part-time employee to facilitate with the acquisition of contracts and assist in targeted marketing implementation. The time commitment of the position will depend upon the aggressiveness of our product launch, but we believe it will require a minimum of $15,000 to hire the personnel needed to assist with our new business activity.

3.
We intend to launch a targeted marketing campaign focusing on trade show participation, media promotions and public relations. We intend to support these marketing efforts through the development of high quality printed marketing materials and an attractive and informative trade and consumer website, wwwclinicaltrialsofamerica.com. We expect the total cost of the marketing program to range from $10,000 to $75,000.  During this preliminary launch period, we also expect to invest between $1,000 and $5,000 in accounting and inventory management software.

4.	Within 90-120 days of the initiation of our marketing campaign, we believe that we will begin to generate revenues from our marketing activities and targeted media approach.

In summary, we should be generating sales revenues from our initial launch within 150 days of completing our private placement, which concluded October 2007, up to a maximum of 210 days. If we are unable to generate sufficient contracts or generate significant interest for our clinical trial services, we may have to suspend or cease our efforts.  If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

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If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through September 30, 2007, we had no revenue. Expenses for the period totaled $12,300 resulting in a loss of $12,300. Expenses of $12,300 for the period consisted of $1,200 for general and administrative expenses, $11,100 for professional fees.

Capital Resources and Liquidity

As of September 30, 2007 we had $39,100 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general & administrative expenses for the next 12 months will total approximately $ 50,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 210 Walford Way, Cary, NC 27519. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2007, we issued 5,000,000 restricted Shares of common stock to our founders, John Cline and Beverly Cline, in consideration for $100.00 cash. The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares to Mr. Stanley and Mr. Lewis.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 40 shareholders of our common stock.

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Rule 144 Shares

As of January 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2008, the 5,000,000 shares issued to John Cline and Beverly Cline will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2008, the 1,437,500 shares of our common stock held by the 38 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 64,375 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

John Cline President, Chief Executive Officer and Director	2007	$0	0	0	0	0	0	0	$0

Beverly Cline, Secretary and Director	2007	$0	0	0	0	0	0	0	$0

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Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending September 30, 2007, by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors do not receive any compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers and directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

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CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF SEPTEMBER 30, 2007

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM AUGUST 14, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM AUGUST 14, 2007 (INCEPTION) TO SEPTEMBER 30, 2007

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 14, 2007 (INCEPTION) TO SEPTEMBER 30, 2007.

PAGES	F-6 / F-10	NOTES TO FINANCIAL STATEMENTS

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Webb & Company, P.A. Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Clinical Trials of the Americas, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Clinical Trials of the Americas, Inc. (A Development Stage Company) as of September 30, 2007, and the related statements of operations, changes in shareholder's equity and cash flows for the period from August 14, 2007 (inception) to September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Clinical Trials of the Americas, Inc. (A Development Stage Company) as of September 30, 2007 and the results of its operations and its cash flow for the for the period from August 14, 2007 (inception) to September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with no operations and has a net loss since inception of $12,300. This raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying  consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ WEBB & COMPANY. P.A.

WEBB & COMPANY. P.A.

Boynton Beach, Florida
January 3, 2008

1501 Corporate Drive, Suite 150 • BoyntonBeach,FL 33426
Telephone: (561) 752-1721 • Fox: (561) 734-8562
www.cpawebb.com

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Clinical Trials of the Americas, Inc.
(A Development Stage Company)
Balance Sheet
As of September 30, 2007

ASSETS

Current Assets
Cash	$39,100

Total Assets	$39,100

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$11,100
Total Liabilities	11,100

Stockholders' Equity
Preferred stock, $0.0001 par value; 100,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 6,240,000
issued and outstanding	624
Additional paid-in capital	124,676
Stock subscription receivable	(85,000)
Deficit accumulated during the development stage	(12,300)

Total Stockholders' Equity	28,000

Total Liabilities and Stockholders' Equity	$39,100

See accompanying notes to financial statements

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Clinical Trials of the Americas, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from August 14, 2007 (Inception) to September 30, 2007

Operating Expenses
Professional fees	$11,100
General and administrative	1,200
Total Operating Expenses	12,300

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(12,300)

Provision for Income Taxes	-

NET LOSS	$(12,300)

Net Loss Per Share - Basic and Diluted	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	5,330,426

See accompanying notes to financial statements

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Clinical Trials of the Americas, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period from August 14, 2007 (Inception) to September 30, 2007

						Deficit
	Preferred Stock		Common stock		Additional	accumulated during		Total
					paid-in	development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	stage	Receivable	Equity

Balance August 14, 2007	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for services to founder ($0.0001)	-	-	5,000,000	500	-	-	-	500

Common stock issued for cash ($0.10/ per share)	-	-	1,240,000	124	123,876	-	(85,000)	39,000

In kind contribution of cash					100			100

In kind contribution of services	-	-	-	-	700	-	-	700

Net loss for the period August 14, 2007 (inception) to September 30, 2007	-	-	-	-	-	(12,300)	-	(12,300)

Balance, September 30, 2007	-	$-	6,240,000	$624	$124,676	$(12,300)	$(85,000)	$28,000

See accompanying notes to financial statements

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Clinical Trials of the Americas, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the period from August 14, 2007 (Inception) to September 30, 2007

Cash Flows From Operating Activities:
Net Loss	$(12,300)
Adjustments to reconcile net loss to net cash provided by operations
Common stock issued for services	500
In-kind contribution of services	700
Changes in operating assets and liabilities:
Increase in accounts payable and accrued expenses	11,100
Net Cash Provided by Operating Activities	-

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	39,100
Net Cash Provided by Financing Activities	39,100

Net Increase in Cash	39,100

Cash at Beginning of Period	-

Cash at End of Period	$39,100

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable $85,000 See Note 2(D )

See accompanying notes to financial statements

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CLINICAL TRIALS OF THE AMERICAS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Clinical Trials of the Americas, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on August 14, 2007.  Clinical Trials of the Americas, Inc. is a service-based firm that will provide clinical trial instigator services to pharmaceutical companies throughout the Americas.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At September 30, 2007 the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of September 30, 2007 there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”).  Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

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CLINICAL TRIALS OF THE AMERICAS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of September 30, 2007, the Company has a net operating loss carry forward of approximately $11,100 available to offset future taxable income through 2027.  The valuation allowance at September 30, 2007 was $3,774.  The net change in the valuation allowance for the period ended September 30, 2007 was an increase of $3,774.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company recognized revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value.

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CLINICAL TRIALS OF THE AMERICAS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2     STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

For the period ended September 30, 2007 the Company issued 390,000 shares of common stock for $39,000 ($0.10/sh).

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CLINICAL TRIALS OF THE AMERICAS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

(B) In-Kind Contribution

As of September 30, 2007 a shareholder of the Company contributed services having a fair value of $700 (See Note 3).

As of September 30, 2007 a shareholder of the Company contributed cash of $100 (See Note 3).

(C) Stock Issued for Services

On August 14, 2007, the Company issued 5,000,000 shares of common stock to its founders having a fair value of $500 ($0.0001/share) in exchange for services provided.

(D) Subscription Receivable

During September 2007, the Company sold an aggregate of 850,000 shares of common stock in exchange for subscriptions receivable totaling $85,000 ($0.10/share). During the month of October and November 2007, the Company collected $85,000.

NOTE 3     RELATED PARTY TRANSACTIONS

During the period ended September 30, 2007, the Company received $100 from a principal stockholder. Proceeds have been recorded as an in-kind contribution.

As of September 30, 2007 the shareholder of the Company contributed services having a fair value of $700 (See Note 3).

            NOTE 4     GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss since inception of $12,300. This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

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CLINICAL TRIALS OF THE AMERICAS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

            NOTE 5      SUBSEQUENT EVENTS

(A)	Stock Issued for Cash

In October and November 2007, the Company entered into stock purchase agreements to issue 197,500 shares of common stock for cash of $19,700 ($0.10/share).

(B)	Consulting Agreement

On October 12, 2007 the Company entered into a consulting agreement with a consultant to provide administrative and other miscellaneous services to the Company.  The Company is required to pay $5,000 a month.  The agreement will remain in effect unless either party desires to cancel the agreement.

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CLINICAL TRIALS OF THE AMERICAS, INC.
1,437,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Nevada Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Nevada Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.41
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$20,000
Blue Sky fees and expenses	$5,000
Miscellaneous	$0
Total	$35,004.41

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

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ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Nevada in August 2007 and 5,000,000 shares of common stock were issued John Cline and Beverly Cline for $100. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, both Mr. Stanley and Mr. Lewis had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2007, we completed a Regulation D Rule 506 offering in which we sold 1,437,500 shares of common stock to 38 investors, at a price per share of $.10 for an aggregate offering price of $143,750. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock owned
Riccardo L Zimmerman	50,000
Betty L. Weber	50,000
Jill R. Winget	50,000
James K. Winget	50,000
William Wilkes	50,000
JoEllen H. Wilkes	50,000
Valerie S. L. Williams	50,000
Michael S. Williams	50,000
Lynda Sutton	50,000
Ellen M. Snyder	5,000
Denis M. Snyder	5,000
William Hudson Smelcer	50,000
Fred A. Salamy	30,000
Barbara A. Salamy	30,000
Irv Pyun	5,000
Diane Pyun	5,000
Elizabeth H. Mays	50,000
Daniel E. Mays Jr	50,000
Daniel Buckingham Mays	50,000
Tate C. Johnson	5,000
James A. Johnson	50,000
Diane T. Johnson	50,000
W. Paul Holbrook	50,000
Barbara K. Holbrook	50,000
Linda Hiatt	2,500
Robbie Hardy	5,000
James R. Hanlin	50,000
Douglas Gignac	50,000
Michael L. Dunn	20,000
Dina C. Dunn	20,000
Nina S. Cline	50,000
Michael K. Cline	5,000
John G. Cline	50,000
Allen Cato	50,000
Tammy P. Campbell	50,000
David M. Campbell	50,000
Cynthia Burdette	50,000
Brian A. Burdette	50,000

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The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in October 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cary, State of North Carolina on January 7, 2008.

CLINICAL TRIALS OF THE AMERICAS, INC.

By:	/s/John Cline
JOHN CLINE
President, Chief Executive Officer, Principal Financial Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Cline and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Clinical Trials of the Americas, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/John Cline	President, Chief Executive Officer,
	John Cline	Principal Financial and Chairman of the Board of Directors

By:	/s/Beverly Cline	Secretary and Director
Beverly Cline